Exhibit 16.1





July 31, 2001


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:      Cyfit Wellness Solutions, Inc. (formerly Sea Shell Galleries, Inc.)

Dear Sir:

We have read the paragraphs of Item 4(a) included in the Form 8-K dated July 27, 2001 of Cyfit Wellness Solutions, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                       /s/ JAMES E. SCHEIFLEY & ASSOCIATES, P.C.
                                       -----------------------------------------
                                       James E. Scheifley & Associates, P.C.